SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2005

LKQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300
Chicago, IL  60602
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 621-1950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEEMENT

Acquisition of Aftermarket Business

On January 31, 2005, LKQ Corporation (“LKQ”) acquired Bodymaster Auto Parts, Inc. and an affiliated company that operate in the aftermarket collision automotive replacement parts business. Pursuant to two Stock Purchase Agreements (the “Purchase Agreements”) each dated as of January 31, 2005 by and among LKQ and the shareholders of the acquired companies, LKQ paid the approximately $15.4 million in cash for the business. On February 1, 2005, LKQ issued a press release announcing the Bodymaster acquisition and an amendment to its credit agreement as described below.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Copies of the Purchase Agreements are attached hereto as Exhibit 99.2 and Exhibit 99.3 and are incorporated herein by reference.

Amendment to Credit Facility

LKQ and the lenders under LKQ’s Credit Agreement dated February 17, 2004 (the “Credit Agreement”) entered into the First Amendment to Credit Agreement dated January 31, 2005 (the “Amendment”). The Amendment increased the aggregate commitment available for borrowing by LKQ from $75 million to $100 million, subject to the terms and conditions of the Credit Agreement. The Amendment also granted to LKQ the right to further increase the aggregate commitment available for borrowing from $100 million to $125 million, with the funding of such increase subject to the approval of the lenders. A copy of the Amendment is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Option Grants to Executive Officers

On January 28, 2005, the Compensation Committee of the Board of Directors of LKQ Corporation granted options to purchase a total of 300,000 shares of LKQ common stock to certain officers of LKQ.  The following executive officers of LKQ received options to purchase the number of such shares set forth following their names:  Joseph M. Holsten, 171,000 shares; Mark T. Spears, 87,000 shares; and Victor M. Casini, 21,000 shares.  The exercise price of the options is $16.66 per share (which is the average of the high and low sales prices of LKQ common stock as traded on Nasdaq on January 28, 2005), and the options were immediately exercisable with respect to all of the shares subject to the options.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated February 1, 2005, of LKQ Corporation, announcing its acquisition of Bodymaster Auto Parts, Inc. and an affiliated company and an amendment to LKQ’s credit agreement.
99.2	Stock Purchase Agreement dated as of January 31, 2005 by and among LKQ Corporation, Henry Sheshene and Shelly Ho.
99.3	Stock Purchase Agreement dated as of January 31, 2005 by and among LKQ Corporation, Henry Sheshene, Shelley Ho and Chia-Kai Hsu.
99.4
First Amendment to Credit Agreement dated as of January 31, 2005 by and among LKQ Corporation, Bank of America, N.A., LaSalle Bank National Association, JP Morgan Chase Bank, National Association and National City Bank.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2005
LKQ CORPORATION

	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Vice President and General Counsel

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